UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2011
Dana Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1063 (Commission File Number)	26-1531856 (IRS Employer Identification Number)
3939 Technology Drive, Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)
(419) 887-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders
At Dana Holding Corporation’s (“Dana”) Annual Meeting of Shareholders held on May 4, 2011 (the “Annual Meeting”), shareholders considered four proposals that are described in more detail in Dana’s definitive proxy statement dated April 4, 2011 for the Annual Meeting of Shareholders. There were 210,984,146 shares of Dana common stock, including our Series A Preferred and Series B Preferred Stock on an as-if-converted basis for voting purposes, eligible to vote at the meeting. Each of the Board’s proposals was considered and approved by the requisite majority of votes cast or represented.
The vote results detailed below represent final results as certified by the Inspector of Elections:
     Election of six directors for a one-year term expiring in 2012 or upon the election and qualification of their successors:

	FOR	WITHHOLD	BROKER NON-VOTE
John M. Devine	140,662,850	798,537	9,364,093
Terrence J. Keating	140,503,422	957,965	9,364,093
Joseph C. Muscari	138,983,704	2,477,683	9,364,093
Richard F. Wallman	120,896,826	20,565,561	9,364,093
Keith E. Wandell	134,885,873	6,574,794	9,364,093
Roger J. Wood	135,802,941	5,658,456	9,364,093
     Approval of a non-binding advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
129,209,170	7,854,413	4,667,904	9,364,093
     Approval of a non-binding vote on the frequency of the advisory vote on executive compensation:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	BROKER NON-VOTE
125,393,294	160,193	11,683,162	4,224,747	9,364,093

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     Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011:

FOR	AGAINST	ABSTAIN
149,864,412	858,343	102,735

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION
Date: May 6, 2011	By:	/s/ Marc S. Levin
		Name:	Marc S. Levin
		Title:	Senior Vice President, General Counsel and Secretary

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